Cusip No. 29664R106                   13G                    Page 16 of 21 pages
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                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that Amendment No. 1 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Esperion Therapeutics, Inc. has been filed on behalf of the undersigned.


SIGNATURE:

      Dated: February 14, 2002

      Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation


                                        By: /s/ Edward F. Glassmeyer
                                            ------------------------------------
                                                Edward F. Glassmeyer, as
                                                General Partner or
                                                Managing Member or as
                                                Attorney-in-fact for the
                                                above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                        By: /s/ Edward F. Glassmeyer
                                            ------------------------------------
                                                Edward F. Glassmeyer, as
                                                Individually and as
                                                Attorney-in-fact for the
                                                above-listed entities